Exhibit 5.1.1

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 T +1 212 259-8000 F +1 212 259-8333

December 1, 2011

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Re:	National Fuel Gas Company Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to National Fuel Gas Company, a New Jersey corporation (the “Company”), in connection with the issuance and sale by the Company of $500,000,000 in aggregate principal amount of its 4.90% Notes due 2021 (the “Notes”), covered by the Registration Statement on Form S-3 (No. 333-15806) (“Registration Statement”), including the prospectus constituting a part thereof, dated March 17, 2009, and the final prospectus supplement, dated November 28, 2011 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

The Notes are being issued under the Company’s Indenture, dated as of October 1, 1999, to The Bank of New York Mellon (formerly The Bank of New York), as Trustee, including the terms of the Notes set forth in, or determined in a manner provided in, a certificate dated December 1, 2011 delivered pursuant to Section 301 thereof (“Indenture”). The Notes are being sold by the Company pursuant to the Underwriting Agreement dated November 28, 2011 between the Company and the Underwriters named therein.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, and the exhibits filed therewith, and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company,

Dewey & LeBoeuf LLP is a New York limited liability partnership.

NEW YORK | LONDON | WASHINGTON, DC | ABU DHABI | ALBANY | ALMATY | BEIJING | BOSTON | BRUSSELS

CHICAGO | DOHA | DUBAI | FRANKFURT | HONG KONG | HOUSTON | JOHANNESBURG (PTY ) LTD. | LOS ANGELES

MADRID | MILAN | MOSCOW | PARIS | RIYADH AFFILIATED OFFICE | ROME | SAN FRANCISCO | SILICON VALLEY | WARSAW

National Fuel Gas Company

December 1, 2011

and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies (whether or not certified, and including facsimiles), and the authenticity of such latter documents. We have also assumed that the Indenture has been duly authorized, executed and delivered by the parties thereto and that the Indenture is the valid and legally binding obligation of the Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Notes, when duly executed, authenticated and issued as provided in the Indenture and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and will constitute the valid and binding obligations of the Company, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally and (ii) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including, without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other remedy and (y) concepts of materiality, reasonableness, good faith, fair dealing and equitable subordination.

We do not express any opinion herein governing any law other than the law of the State of New York, the federal law of the United States, and, to the extent set forth herein, the law of the State of New Jersey. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of New Jersey, we have relied upon an opinion of even date herewith of Lowenstein Sandler PC, special New Jersey counsel for the Company, which is being filed as an exhibit to the Registration Statement.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the use of our name, as counsel, therein. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated thereunder.

Very truly yours, /s/ Dewey & LeBoeuf LLP